Exhibit 99.1

Lennox International Reports First Quarter 2008 Results; Reaffirms Full-Year Earnings Guidance

•	Reaffirms full-year diluted earnings per share guidance of $2.85-$3.00 Adjusted; $2.73-$2.88 GAAP

•	$0.10 adjusted earnings per diluted share versus $0.14 in the year-ago quarter

•	$0.10 GAAP earnings per diluted share versus $0.12 in the year-ago quarter

•	75%, or $376 million of the $500 million share repurchase authorization completed

DALLAS, April 23 – Lennox International Inc. (NYSE: LII) today reported financial results for the first quarter of 2008.

Revenue for the first quarter was $767 million, 3% below the prior year. Excluding the positive impact of foreign exchange, revenue would have been down 7%. Diluted earnings per share on an adjusted basis, a non-GAAP measure, were $0.10 compared to $0.14 in the year-ago quarter. Diluted earnings per share on a GAAP basis were $0.10 compared to $0.12 in the year-ago quarter.

“As expected, difficult residential new construction and replacement markets challenged our first quarter results,” said Todd Bluedorn, chief executive officer. “Disciplined cost reductions, combined with strong performance in our North America Commercial and Refrigeration businesses, helped offset the headwinds.

“Given the continued softness in the residential market, we are revising our full-year revenue growth from 2%-5% to flat-2%. Through operational efficiencies and cost reductions, we expect to meet our full-year earnings expectations and reaffirm our guidance of $2.85-$3.00 adjusted and $2.73-$2.88 GAAP.”

(Note: See attached schedules for full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items.)

FINANCIAL HIGHLIGHTS

Revenue: Revenue for the first quarter was $767 million, 3% below the prior year. Excluding the positive impact of foreign exchange, revenue would have been down 7%. Lower volumes in the Residential Heating and Cooling and Service Experts businesses adversely impacted revenue growth.

Gross Profit: Gross profit for the first quarter 2008 was $203 million, down 1% from $205 million in the year-ago quarter. Gross profit margin improved over last year by 60 basis points to reach 26.4%. This improvement is the result of favorable mix and pricing.

Net Income: For the first quarter of 2008, adjusted net income was $6 million, or $0.10 diluted earnings per share, compared to $10 million, or $0.14 diluted earnings per share in the first quarter of 2007. On a GAAP basis, first quarter of 2008 net income was $6 million, or $0.10 diluted earnings per share, compared to $9 million, or $0.12 diluted earnings per share in the prior year.

Adjusted net income results for the first quarter of 2008 exclude the following offsetting items (after-tax):

•	$2 million charge from restructuring activities in Refrigeration and Hearth Products

•	$2 million gain primarily from the net change in unrealized gains on open futures contracts

Free Cash Flow and Total Debt: Net cash used in operations was $33 million, versus $75 million prior year. This improvement of greater than 50% is primarily due to a reduction in working capital levels and timing of tax payments. The company invested $9 million in capital assets and free cash outflow was $42 million for the first quarter of 2008. Due to the seasonal nature of its business, the company typically consumes cash in the first half of the year and generates cash in the back half. Total debt as of March 31, 2008 was $402 million.

During the quarter, the company repurchased 4,730,762 shares, representing 35% of the $500 million authorization to repurchase shares of LII stock. As of March 26, 2008, the company had completed 75% of the $500 million share repurchase plan launched in July 2007.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating and Cooling

First quarter 2008 revenue from the Residential Heating and Cooling business segment was $329 million, a decrease of 9% from $361 million in the year-ago quarter. Segment profit was $13 million resulting in a segment profit margin of 4%, compared to $20 million and a segment profit margin of 6% in the prior year. Results were impacted by lower volume, offset by favorable product mix and lower expenses due to cost reduction efforts.

Commercial Heating and Cooling

Revenue in the Commercial Heating and Cooling segment was $165 million, an increase of 2% versus $163 million in the year-ago quarter. Total segment profit was $6 million, down 27% from $9 million in the year-ago quarter. The North America business had strong profit growth of approximately 30%. Operating losses in the European business dampened total segment profit. These losses were driven by soft markets in Southern Europe and planned infrastructure investments to support our cost reduction efforts.

Service Experts

Revenue in the Service Experts business was $140 million for the first quarter 2008, down 3% from $144 million for the year-ago quarter. Segment loss was $8 million for the first quarter of 2008 versus a loss of $4 million for the first quarter of 2007. The slow-down in the residential replacement and new construction markets, combined with higher fuel costs, negatively impacted financial results in the first quarter.

Refrigeration

Revenue in the Refrigeration business segment increased $14 million, or 10%, to $155 million primarily due to favorable foreign exchange. Segment profit increased to $15 million from $12 million in the year-ago quarter. Segment profit margin was 10% compared to 9% in the prior year. The year-over-year profit improvement resulted from favorable international market conditions and cost reduction efforts.

FULL-YEAR OUTLOOK

The company revised full-year revenue guidance due to the continued softness in the residential new construction and replacement markets. Earnings per share estimates for 2008 remain unchanged. The company expects to offset further housing market declines through disciplined cost reduction and operational efficiencies.

•	Revenue guidance revised: Revising our 2008 full-year revenue growth range from 2%-5% to flat-2%.

•	Reaffirming full-year EPS guidance: Adjusted earnings per share in the range of $2.85-$3.00; GAAP earnings per share in the range of $2.73-$2.88.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s first quarter results will be held this morning at 9:30 a.m. (CDT). To listen, please call the conference call line at 612-338-1917 ten minutes prior to the scheduled start time and use reservation number 919156. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.

If you are unable to participate in this conference call, a replay will be available from 12:00 p.m. (Central) April 23, 2008 through April 30, 2008 by dialing 800-475-6701 (USA) or 320-365-3844 (International) using access code 919156. This call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Karen Fugate, vice president, investor relations, at 972-497-6670.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2008 and 2007
(Unaudited, in millions, except per share data)

	For the
	Three Months Ended
	March 31,
	2008	2007
NET SALES	$767.1	$791.5
COST OF GOODS SOLD	564.3	586.9

Gross profit	202.8	204.6
OPERATING EXPENSES:
Selling, general and administrative expenses	193.7	191.1
(Gains), losses and other expenses, net	(3.3)	(0.7)
Restructuring charges	2.8	2.3
Equity in earnings of unconsolidated affiliates	(3.1)	(2.7)

Operational income	12.7	14.6
INTEREST EXPENSE, net	2.7	0.9

Income before income taxes	10.0	13.7
PROVISION FOR INCOME TAXES	3.7	5.1

Net income	$6.3	$8.6

NET INCOME PER SHARE:
Basic	$0.10	$0.13
Diluted	$0.10	$0.12

AVERAGE SHARES OUTSTANDING:
Basic	60.3	67.5
Diluted	62.7	70.9

CASH DIVIDENDS DECLARED PER SHARE	$0.14	$0.13

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months Ended March 31, 2008 and 2007
(Unaudited, in millions)

	For the
	Three Months Ended
	March 31,
	2008	2007
Net Sales
Residential Heating & Cooling	$329.2	$361.1
Commercial Heating & Cooling	165.2	162.7
Service Experts	140.1	143.9
Refrigeration	154.8	141.3
Eliminations (A)	(22.2)	(17.5)

	$767.1	$791.5

Segment Profit (Loss) (B)
Residential Heating & Cooling	$13.2	$19.9
Commercial Heating & Cooling	6.2	8.5
Service Experts	(7.6)	(3.8)
Refrigeration	14.8	12.5
Corporate and other	(12.2)	(20.6)
Eliminations (A)	(1.7)	(0.1)

	$12.7	$16.4
Reconciliation to income before income taxes:
(Gains), losses and other expenses, net	(3.3)	(0.7)
Restructuring charges	2.8	2.3
Interest expense, net	2.7	0.9

	$10.5	$13.9
Less: Realized gains on settled futures contracts not designated as cash flow hedges	0.4	0.5
Less: Currency exchange gain (loss)	0.1	(0.3)

	$10.0	$13.7

(A) Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.
(B) The Company defines segment profit (loss) as a segment’s income (loss) before income taxes included in the accompanying Consolidated Statements of Operations; excluding (gains), losses and other expenses, net; restructuring charges; goodwill impairment; interest expense, net; and other (income) expense, net; less (plus) realized gains (losses) on settled futures contracts not designated as cash flow hedges and foreign currency exchange gains (losses). Realized gains (losses) on settled futures contracts not designated as cash flow hedges and foreign currency gains (losses) are a component of (Gains), Losses and Other Expenses, net in the accompanying Consolidated Statements of Operations.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2008 and December 31, 2007
(In millions, except share and per share data)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$120.3	$145.5
Short-term investments	34.7	27.7
Accounts and notes receivable, net	490.8	492.5
Inventories, net	379.5	325.7
Deferred income taxes	25.1	30.9
Other assets	85.9	48.4

Total current assets	1,136.3	1,070.7
PROPERTY, PLANT AND EQUIPMENT, net	318.8	317.9
GOODWILL, net	264.5	262.8
DEFERRED INCOME TAXES	88.1	94.0
OTHER ASSETS	72.7	69.2

TOTAL ASSETS	$1,880.4	$1,814.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$5.5	$4.8
Current maturities of long-term debt	36.4	36.4
Accounts payable	330.4	289.8
Accrued expenses	319.2	352.1
Income taxes payable	—	1.1

Total current liabilities	691.5	684.2
LONG-TERM DEBT	359.7	166.7
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	16.1	16.2
PENSIONS	34.3	34.8
OTHER LIABILITIES	109.8	104.2

Total liabilities	$1,211.4	$1,006.1

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 83,546,395 shares and 81,897,439 shares issued for 2008 and 2007, respectively	0.8	0.8
Additional paid-in capital	788.4	760.7
Retained earnings	445.4	447.4
Accumulated other comprehensive income	81.5	63.6
Treasury stock, at cost, 24,866,016 shares and 19,844,677 shares for 2008 and 2007, respectively	(647.1)	(464.0)

Total stockholders’ equity	669.0	808.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,880.4	$1,814.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Net Income to Adjusted Net Income

	For the Three Months Ended March 31, 2008
		Net Change in
		Unrealized
		Gains on
	As	Open Futures	Restructuring
	Reported	Contracts	Charges	As Adjusted
NET SALES	$767.1	$—	$—	$767.1
COST OF GOODS SOLD	564.3	—	—	564.3

Gross profit	202.8	—	—	202.8
OPERATING EXPENSES:
Selling, general and administrative expenses	193.7	—	—	193.7
(Gains), losses and other expenses, net[1]	(3.3)	2.8	—	(0.5)
Restructuring charges	2.8	—	(2.8)	—
Equity in earnings of unconsolidated affiliates	(3.1)	—	—	(3.1)

Operational income (loss)	12.7	(2.8)	2.8	12.7
INTEREST EXPENSE, net	2.7	—	—	2.7

Income (loss) before income taxes	10.0	(2.8)	2.8	10.0
PROVISION FOR (BENEFIT FROM) INCOME TAXES	3.7	(0.9)	1.0	3.8

Net income (loss)	$6.3	$(1.9)	$1.8	$6.2

NET INCOME (LOSS) PER SHARE — DILUTED	$0.10	$(0.03)	$0.03	$0.10

Note: Management uses adjusted net income, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze year-over-year changes in operating income with and without the effects of certain (gains), losses and other expenses, net and restructuring charges. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.
1(Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	March 31, 2008
	Pre-tax	Tax	After-tax
	Gain	Provision	Gain
Realized gains on settled futures contracts	$(0.4)	$0.2	$(0.2)
Net change in unrealized gains on open futures contracts	(2.8)	0.9	(1.9)
Foreign currency exchange gain	(0.1)	—	(0.1)

(Gains), losses and other expenses, net	$(3.3)	$1.1	$(2.2)

	For the Three Months Ended March 31, 2007
		Net Change in
		Unrealized
		Gains on
	As	Open Futures	Restructuring
	Reported	Contracts	Charges	As Adjusted
NET SALES	$791.5	$—	$—	$791.5
COST OF GOODS SOLD	586.9	—	—	586.9

Gross profit	204.6	—	—	204.6
OPERATING EXPENSES:
Selling, general and administrative expenses	191.1	—	—	191.1
(Gains), losses and other expenses, net[2]	(0.7)	0.5	—	(0.2)
Restructuring charges	2.3	—	(2.3)	—
Equity in earnings of unconsolidated affiliates	(2.7)	—	—	(2.7)

Operational income (loss)	14.6	(0.5)	2.3	16.4
INTEREST EXPENSE, net	0.9	—	—	0.9

Income (loss) before income taxes	13.7	(0.5)	2.3	15.5
PROVISION FOR (BENEFIT FROM) INCOME TAXES	5.1	(0.2)	0.9	5.8

Net income (loss)	$8.6	$(0.3)	$1.4	$9.7

NET INCOME PER SHARE — DILUTED	$0.12	$—	$0.02	$0.14

2(Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	March 31, 2007
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(0.5)	$0.2	$(0.3)
Net change in unrealized gains on open futures contracts	(0.5)	0.2	(0.3)
Foreign currency exchange loss	0.3	(0.1)	0.2

(Gains), losses and other expenses, net	$(0.7)	$0.3	$(0.4)

Free Cash Flow

	For the Three Months	For the Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
Net cash used in operating activities	$(32.9)	$(75.1)
Purchase of property, plant and equipment	(9.5)	(9.9)

Free cash flow	$(42.4)	$(85.0)

Operational Working Capital

		March 31,		March 31,
		2008		2007
	March 31,	Trailing	March 31,	Trailing
	2008	12 Mo. Avg.	2007	12 Mo. Avg.
Accounts and Notes Receivable, Net	$490.8		$502.3
Allowance for Doubtful Accounts	19.1		16.3

Accounts and Notes Receivable, Gross	509.9	$579.6	518.6	$565.9

Inventories	379.5		398.1
Excess of Current Cost Over Last-in, First-out	73.0		73.3

Inventories as Adjusted	452.5	442.9	471.4	416.2

Accounts Payable	(330.4)	(337.4)	(342.2)	(336.9)

Operating Working Capital (a)	632.0	685.1	647.8	645.2

Net Sales, Trailing Twelve Months (b)	3,725.3	3,725.3	3,698.5	3,698.5

Operational Working Capital Ratio (a/b)	17.0%	18.4%	17.5%	17.4%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.